UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016 (March 31, 2016)

DT ASIA INVESTMENTS LIMITED

 (Exact name of registrant as specified in its charter)

British Virgin Islands	6770	98-1192662
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1102, 11/F.

Beautiful Group Tower

77 Connaught Road Central

Hong Kong

(852) 2110-0081

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephen N. Cannon, Chief Executive Officer

100 Park Avenue, Suite 1600

New York, New York 10017

(212) 880-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As a result of the meeting of shareholders described in Item 5.07 below (the “Meeting”), on April 1, 2016, DT Asia Investment Limited (the “Company”) entered into the Amended and Restated Trust Agreement (as defined in Item 5.07 below) with Continental Stock Transfer & Trust Company (“Continental”), a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Meeting, on April 4, 2016, the Company filed with the British Virgin Islands Registry the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2016, the Company held a special meeting in lieu of an annual meeting of shareholders (the “Meeting”). At the Meeting, the shareholders approved the following items: (i) an amendment to the Company’s memorandum and articles of association extending the date by which the Company must consummate its initial business combination and the date for cessation of operations of the Company if the Company has not completed an initial business combination from April 6, 2016 to July 6, 2016 (the “Extension Amendment”), (ii) an amendment to the Investment Management Trust Agreement (as amended, the “Amended and Restated Trust Agreement”) between the Company and Continental extending the date on which to commence liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in accordance with the Amended and Restated Trust Agreement to July 6, 2016 (the “Trust Amendment”), (iii) to direct the election of Hai Wang as a director, to serve until the 2019 annual meeting of shareholders or until his successor is elected and qualified, and (iv) to direct the ratification of the selection by the Company’s audit committee of UHY LLP to serve as the Company’s independent registered public accounting firm for the year ended March 31, 2016.

The number of ordinary shares presented for redemption in connection with the Extension Amendment was 5,255,657. On April 1, 2016, DeTiger Holdings Limited (“Sponsor”) deposited into the Trust Account approximately $96,000 (the “Contribution”), which amount was equal to $0.06 for each of the 1,604,406 public shares of the Company that were not redeemed in connection with the Extension Amendment. As a result of the Contribution and following redemption of the public shares in connection with the Extension Amendment, the pro rata portion of the funds available in the Trust Account for the public shares that were not redeemed will increase from approximately $10.20 per share to approximately $10.26 per share.

Set forth below are the final voting results for each of the proposals:

(i) To amend the memorandum and articles of association to extend the date before which the Company must complete a business combination from April 6, 2016 to July 6, 2016, and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended.

Shares Voted For	Shares Voted Against	Shares Abstaining
8,028,733	794,045	-

(ii) To amend and restate the trust agreement to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination from April 6, 2016 to July 6, 2016.

Shares Voted For	Shares Voted Against	Shares Abstaining
8,028,733	794,045	-

(iii) To direct the election of one director, Hai Wang, to serve on the Company’s Board of Directors until the 2019 annual meeting of shareholders or until his successor is elected and qualified.

Shares Voted For	Shares Withheld
8,345,298	477,480

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(iv) To direct the ratification of the selection by the Company’s audit committee of UHY LLP to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2016.

Shares Voted For	Shares Voted Against	Shares Abstaining
8,186,556	100,000	544,947

Item 8.01 Other Events

On April 1, 2016, DT Asia Investments Limited (the “Company”) issued a press release (the “Press Release”) announcing shareholder approval at the Meeting of the extension of the date by which the Company must complete its business combination and the number of shares redeemed in connection with the Extension Amendment.

A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association
10.1	Amended and Restated Investment Management Trust Agreement, dated April 1, 2016, by and between DT Asia Investments Limited and Continental Stock Transfer & Trust Company
99.1	Press Release, dated April 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2016	DT ASIA INVESTMENTS LIMITED

	By:	/s/ Stephen N. Cannon
Name: Stephen N. Cannon
Title: Chief Executive Officer

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